COMSAT CORPORATION
                           COMPUTATION OF EARNINGS PER SHARE
                        (in thousands, except per-share amounts)

                                          Three Months Ended June 30,     Six Months Ended June 30,
                                          ---------------------------     -------------------------
                                             1994           1993             1994           1993
                                             ----           ----             ----           ----
PRIMARY
Earnings:
   Income Before Cumulative Effect
      of Accounting Change                  $21,617        $23,066          $41,798        $43,573
   Cumulative Effect of Accounting Change         -              -                -          1,925
                                           --------       --------         --------       --------
   Net Income                               $21,617        $23,066          $41,798        $45,498
                                           ========       ========         ========       ========

Shares:
   Weighted Average Number of Common Shares
      Outstanding                            46,555         46,422           46,481         46,312
   Add - Shares Issuable from Assumed
      Exercise of Options                       747            749              747            710
                                           --------       --------         --------       --------
   Weighted Average Shares                   47,302         47,171           47,228         47,022
                                           ========       ========         ========       ========

Primary Earnings Per Share:
   Before Cumulative Effect of Accounting     $0.46          $0.49            $0.89          $0.93
   Cumulative Effect of Accounting Change         -              -                -           0.04
                                           --------       --------         --------       --------
   Net Income                                 $0.46          $0.49            $0.89          $0.97
                                           ========       ========         ========       ========

ASSUMING FULL DILUTION
Earnings:
   Income Before Cumulative Effect
      of Accounting Change                  $21,617        $23,066          $41,798        $43,573
   Cumulative Effect of Accounting Change         -              -                -          1,925
                                           --------       --------         --------       --------
   Net Income                               $21,617        $23,066          $41,798        $45,498
                                           ========       ========         ========       ========

Shares:
   Weighted Average Number of Common Shares
      Outstanding                            46,555         46,422           46,481         46,312
   Add - Shares Issuable from Assumed
      Exercise of Options                       749            777              837            824
                                           --------       --------         --------       --------
   Weighted Average Shares                   47,304         47,199           47,318         47,136
                                           ========       ========         ========       ========

Fully Diluted Earnings Per Share:
   Before Cumulative Effect of
     Accounting Change                        $0.46          $0.49            $0.88          $0.92
   Cumulative Effect of Accounting Change         -              -                -           0.05
                                           --------       --------         --------       --------
   Net Income                                 $0.46          $0.49            $0.88          $0.97
                                           ========       ========         ========       ========


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